UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Warner Music Group Corp. (the “Company”) completed a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015. As a result of this process, on February 27, 2015, the Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, subject to clearance of KPMG’s internal acceptance process. On February 27, 2015, the Company informed KPMG of the Committee’s decision. On February 27, 2015, the Company informed Ernst & Young LLP (“Ernst & Young”) that it was being dismissed as the Company’s independent registered public accounting firm.

The reports of Ernst & Young on the Company’s consolidated financial statements for the two most recent fiscal years ended September 30, 2014 and September 30, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended September 30, 2014 and September 30, 2013, and during the subsequent interim period through February 27, 2015, there were (1) no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with its reports, and (2) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether or not Ernst & Young agrees with the above statements. The letter from Ernst & Young is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

As set forth above, concurrent with the decision to dismiss Ernst & Young as the Company’s independent registered public accounting firm, the Committee approved the engagement of KPMG as the Company’s new independent registered public accounting firm, subject to clearance of KPMG’s internal acceptance process. On March 4, 2015, KPMG confirmed that the acceptance process was complete and the Company formally engaged KPMG as its independent registered public accounting firm.

During the Company’s two most recent fiscal years ended September 30, 2014 and September 30, 2013, and during the subsequent interim period through February 27, 2015, neither the Company, nor anyone on its behalf, has consulted KPMG with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Brian Roberts

On March 2, 2015, Brian Roberts submitted his resignation of all employment and directorships with Warner Music Inc., a wholly-owned subsidiary of the Company, and any parent, including the Company, subsidiary, affiliate or joint venture of Warner Music Inc. effective as of March 6, 2015.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: March 5, 2015	By:	/s/ Eric Levin
Eric Levin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission dated March 2, 2015.